Exhibit 4.3

SECOND AMENDMENT TO THE
THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

This Second Amendment (this “Amendment”) to the Third Amended and Restated Limited Partnership Agreement of ARC Properties Operating Partnership, L.P. (the “Partnership Agreement”), a Delaware limited partnership (the “Partnership”), dated as of January 3, 2014 and as amended on January 26, 2015, is entered into as of July 28, 2015 by VEREIT, Inc., a Maryland corporation and the sole general partner of the Partnership (the “General Partner”). Capitalized terms used but not defined herein have the meaning ascribed to such terms in the Partnership Agreement.
WHEREAS, the undersigned General Partner desires to amend the Partnership Agreement as set forth in this Amendment;
WHEREAS, pursuant Section 2.02 of the Partnership Agreement, the General Partner may amend the Partnership Agreement to reflect any change in the name of the Partnership; and
WHEREAS, the Certificate of Amendment to the Certificate of Limited Partnership of the Partnership was filed with the Secretary of State of the State of Delaware on July 28, 2015 (the “Certificate of Amendment”).
NOW THEREFORE, in accordance with, and pursuant to, the authority granted to the undersigned pursuant to Section 2.02 of the Partnership Agreement, the undersigned hereby agrees as follows:
1.    Amendments. The Partnership Agreement is hereby amended to replace all references to the name “ARC Properties Operating Partnership, L.P.” with “VEREIT Operating Partnership, L.P.”
2.    Miscellaneous. The Partnership Agreement and this Amendment shall be read together and shall have the same effect as if the provisions of the Partnership Agreement and this Amendment were contained in one agreement. Any provision of the Partnership Agreement not amended by this Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof. After the date hereof, any reference to the Partnership Agreement shall mean the Partnership Agreement as modified by this Amendment.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment to the Partnership Agreement has been executed on this 28th day of July, 2015.
GENERAL PARTNER:

VEREIT, INC.

By:    /s/ Michael J. Sodo
Name: Michael J. Sodo
Title: Executive Vice President, Chief
Financial Officer and Treasurer